AMENDMENT,
                             DATED FEBRUARY 11, 2005
                                       TO
                                DISTRIBUTION PLAN
                             BETWEEN RYDEX ETF TRUST
                          AND RYDEX DISTRIBUTORS, INC.
                              DATED APRIL 11, 2003,
                                   AS AMENDED

                                  AMENDMENT TO

                                   SCHEDULE A
                                     TO THE
                                DISTRIBUTION PLAN
                          DATED APRIL 11, 2003 BETWEEN

                                 RYDEX ETF TRUST

                                       AND

                            RYDEX DISTRIBUTORS, INC.

The following amendment is made to Schedule A of the Distribution Plan between Rydex ETF Trust (the "Trust") and Rydex Distributors, Inc., dated April 11, 2003, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective February 11, 2005, to read as follows:

                                    EXHIBIT A


                              DATED APRIL 11, 2003

                                 RYDEX ETF TRUST
                                DISTRIBUTION FEES


FUNDS

         S&P 500 Equal Weight ETF
         RYDEX RUSSELL TOP 50 ETF

DISTRIBUTION FEES

         Distribution Services ............ twenty-five basis points (.25%)
         DISTRIBUTION SERVICES ............ TWENTY-FIVE BASIS POINTS (.25%)

CALCULATION OF FEES

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.


                  ADDITIONS AND [DELETIONS] ARE NOTED IN BOLD.